Exhibit 10.31

2006 STOCK PLAN FOR
NON-EMPLOYEE DIRECTORS OF
HONEYWELL INTERNATIONAL INC.

1.       Purpose

          (a) Purpose. The purpose of the Plan is to provide certain compensation to eligible directors of the Company and to encourage the highest level of director performance by providing such directors with a proprietary interest in the Company's success and progress by granting them stock-based awards.

          (b) Effective Date; Shareholder Approval. The Plan was effective as of April 24, 2006, subject to the approval of the Plan by the Company's shareowners which was obtained at the Company's 2006 Annual Meeting of Shareowners in a manner that satisfies the requirements of the General Corporation Law of the State of Delaware and the rules of the New York Stock Exchange. The Plan was amended and restated in its entirety effective January 1, 2009 to incorporate prior amendments and the changes necessary to comply with Section 409A of the Code.

2.      Definitions

          (a) “1994 Director Stock Plan” means the Stock Plan for Non-Employee Directors of Honeywell International Inc. (as amended effective as of April 25, 1994), as amended from time to time.

          (b) “Award” means any form of award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Agreement. Awards granted under the Plan may consist of: (i) Restricted Stock awarded pursuant to Section 6; (ii) Restricted Units awarded pursuant to Section 6; (iii) Stock Options awarded pursuant to Section 7; and (iv) Stock Appreciation Rights awarded pursuant to Section 7.

          (c) “Award Agreement” means, with respect to an Award granted to a Participant, the document issued, either in writing or an electronic medium, by the Committee to a Participant evidencing the grant of such Award.

          (d) “Board” means the Board of Directors of the Company.

          (e) “Board Policy” means the policy adopted by the Board and attached hereto as Schedule A, which shall provide for the making of grants of Awards (including annual and other periodic awards), as well as certain terms of such Awards (including, without limitation, the timing, amount and form of Award grants) and which may be amended from time to time by the Board in its sole discretion.

          (f) “Change in Control” has the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Proposed Regulation 1.409A-3(g)(5),

as revised from time to time in either subsequent proposed or final regulations, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

          (g) “Code” means the Internal Revenue Code of 1986, as amended.

          (h) “Committee” means the Corporate Governance and Responsibility Committee of the Board or any successor committee or subcommittee of the Board or other committee or subcommittee designated by the Board.

          (i) “Common Stock” means the common stock of the Company.

          (j) “Company” means Honeywell International Inc.

          (k) “Dividend Equivalents” means an amount equal to the cash dividend or the Fair Market Value of the stock dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable.

          (l) “Effective Date” means April 24, 2006.

          (m) “Eligible Director” means a member of the Board, elected or appointed, who is not also an employee of the Company or any of its subsidiaries or affiliates. An individual who is elected to the Board at an annual meeting of the shareowners of the Company will be deemed to be a member of the Board as of the date of such meeting.

          (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (o) “Exercise Price” means the price of a Share, as fixed by the Committee, which may be purchased under a Stock Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.

          (p) “Fair Market Value” means the average (mean) of the highest and lowest sales prices of a Share, as reported on the New York Stock Exchange (or any other reporting system selected by the Committee, in its sole discretion) on the date as of which the determination is being made or, if no sales of Shares is reported on this date, on the most recent preceding day on which there were sales of Shares reported.

          (q) “Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or that otherwise does not meet such requirements.

          (r) “Participant” means an Eligible Director who has been granted an Award under the Plan.

          (s) “Plan” means the 2006 Stock Plan for Non-Employee Directors of Honeywell International Inc., which shall be evidenced by this instrument, as may be amended from time to time.

          (t) “Restricted Stock” means Shares issued pursuant to Section 6 that are subject to any restrictions that the Committee, in its discretion, may impose.

          (u) “Restricted Unit” means a Unit granted under Section 6 to acquire Shares or an equivalent amount in cash, which Unit is subject to any restrictions that the Committee, in its discretion, may impose.

          (v) “Securities Act” means the Securities Act of 1933, as amended.

          (w) “Share” means a share of Common Stock.

          (x) “Stock Appreciation Right” means a right granted under Section 7 to an amount in cash or Shares equal to any increase in the Fair Market Value of the Shares between the date on which the Stock Appreciation Right is granted and the date on which the right is exercised.

          (y) “Stock Option” means a right granted under Section 7 to purchase from the Company a stated number of Shares at a specified price.

          (z) “Unit” means the potential right to acquire one Share.

3.      Administration

          (a) The Committee. The Plan shall be administered by the Committee.

          (b) Authority. The Committee will have authority, in its sole and absolute discretion and subject to the terms of the Plan (including the Board Policy), to (i) interpret the Plan; (ii) prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan; (iii) determine eligibility for the grant of Awards; (iv) determine the form of Awards (to the extent permitted under the Board Policy), the number of Shares subject to each Award (to the extent permitted under the Board Policy), all terms and conditions of an Award, including, without limitation, the conditions on exercise or vesting and the terms of Award Agreements; (v) determine whether Awards will be granted singly, in combination or in tandem; (vi) waive or amend any terms, conditions, restrictions or limitations on an Award, to the extent permissible under applicable law including without limitation Section 409A of the Code; (vii) in accordance with Section 9, make any adjustments to the Plan, any Award Agreement and any Award that it deems appropriate (including but not limited to adjustment of the number of Shares available under the Plan or any Award); (viii) provide for the deferred payment of Awards and the extent to which payment will be credited with Dividend Equivalents; (ix) determine whether Awards may be transferable to family members, a family trust, a family partnership, or otherwise; and (x) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

          (c) Effects of Determination. All determinations of the Committee will be final, binding and conclusive on all persons having an interest in the Plan.

          (d) Delegation of Authority. The Committee, in its discretion and consistent with applicable law and regulations, may delegate its authority and duties under the Plan to any other individual or committee as it deems to be advisable, under any conditions and subject to any limitations that the Committee may establish.

          (e) Employment of Advisors. The Committee may employ attorneys, consultants, accountants and other advisors, and the Committee, the Company and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

          (f) No Liability. No member of the Committee will be liable for any losses resulting from any action, interpretation or construction made in good faith with respect to the Plan, any Award Agreement, or any Award granted under the Plan.

4.      Eligibility and Grants

          (a) Eligibility. All Eligible Directors are eligible to receive Awards granted under the Plan.

          (b) Grants. Subject to the terms and provisions of the Plan and the Board Policy, the Committee may grant Awards to Eligible Directors upon such terms and conditions as the Committee may determine in its sole discretion. All Awards will be evidenced by Award Agreements. Awards may be granted singly or in combination or in tandem with other Awards.

5.      Share Limits

          (a) Aggregate Share Limit. Subject to adjustment as provided in Section 9, the maximum aggregate number of Shares with respect to which Awards may be granted shall be 500,000. Each Share issued pursuant to the Plan will count as one Share against such share limit. If an Award terminates, expires or is forfeited or cancelled for any reason without the issuance of Shares, or is settled in cash, the Shares underlying such Award will be available for future Awards under the Plan. If Shares are tendered or withheld in payment of all or part of the exercise price of a Stock Option, such Shares will be available for future Awards under the Plan. Shares utilized under the Plan may be either authorized but unissued Shares or issued Shares reacquired by the Company, as determined by the Board from time to time.

          (b) Individual Share Limit. The maximum aggregate number of Shares with respect to which Awards may be granted in any one calendar year to any one Participant shall be 10,000.

6.      Restricted Units and Restricted Stock.

          (a) General. Subject to the terms and provisions of the Plan and the Board Policy, the Committee may grant Restricted Units and Restricted Stock under the Plan pursuant to the terms and conditions that the Committee, in its sole discretion, may determine and set forth in the applicable Award Agreement (including, without limitation, the periods of restriction, the date of grant and the effect, if any, of a Change in Control, death, disability or retirement or other termination of a Participant's directorship on such Restricted Units or Restricted Stock). As soon as practicable after Restricted Stock has been granted, certificates for all Shares of Restricted

Stock will be registered in the name of the Participant and held for the Participant by the Company.

          (b) Voting and Dividend Rights. Unless otherwise determined by the Committee and set forth in a Participant's Award Agreement, such Participant shall have (i) no voting rights or dividend or dividend equivalent rights with respect to any Restricted Units granted hereunder and (ii) the right to exercise full voting rights, and to receive all dividends and other distributions paid, with respect to any Shares of Restricted Stock granted hereunder.

          (c) Dividends and Dividend Equivalents. At the discretion of the Committee determined at the time of grant and as set forth in the applicable Award Agreement, dividends issued on Shares of Restricted Stock or dividend equivalents credited with respect to Restricted Units, may be paid immediately or withheld and deferred in the Participant's account provided that with respect to any Restricted Units subject to Section 409A of the Code, the payment of such dividends or dividend equivalents shall comply with Section 409A of the Code. The Committee will determine any terms and conditions on deferral, including the rate of interest to be credited on deferrals and whether interest will be compounded.

          (d) Other Restrictions. The Committee may, in its sole discretion and as set forth in the applicable Award Agreement, impose any other conditions and/or restrictions on Restricted Units or Restricted Stock granted pursuant to the Plan that it deems appropriate, including any vesting schedule or forfeiture conditions. The Committee has discretion to provide for an incremental lapse of restrictions or for a lapse of restrictions upon satisfaction of certain conditions.

          (e) Delivery of Restricted Stock. When restrictions lapse or are satisfied, a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Participant or the Participant's beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value (measured as of the date the restrictions lapse) of such fractional share to the Participant or the Participant's beneficiary or estate, as the case may be.

          (f) Redemption of Restricted Units. Restricted Units may be redeemed for cash or whole Shares or a combination of cash and Shares, in the sole discretion of the Committee, when the restrictions lapse and any other conditions set forth in the applicable Award Agreement have been satisfied provided that with respect to any Restricted Units subject to Section 409A of the Code such redemption will occur in a manner that complies with Section 409A of the Code. Each Restricted Unit may be redeemed for one Share or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Unit vests.

          (g) Deferred Units. Subject to Section 12(j) hereof and to the extent determined by the Committee, Participants shall be permitted to request the deferral of payment of vested Restricted Units to a date later than the payment date specified in the Award Agreement, provided that any such election be made in accordance with Section 409A of the Code.

7. Stock Options and Stock Appreciation Rights.

          (a) General. Subject to the terms and provisions of the Plan and the Board Policy, the Committee may grant Stock Options and/or Stock Appreciation Rights under the Plan pursuant to the other terms and conditions that the Committee, in its sole discretion, may determine and set forth in the Award Agreement (including, without limitation, the Exercise Price, the maximum duration of the Stock Option or Stock Appreciation Right, the conditions upon which a Stock Option or Stock Appreciation Right will vest and become exercisable, the date of grant and the effect, if any, of a Change in Control, death, disability or retirement or other termination of a Participant's directorship on such Stock Options or Stock Appreciation Rights).

          (b) Form. Each Stock Option granted under the Plan will be a Nonqualified Stock Option. Stock Appreciation Rights may be granted either alone or in connection with concurrently or previously issued Stock Options.

          (c) Exercise Price. The Committee will set the Exercise Price of Stock Options or Stock Appreciation Rights granted under the Plan at a price that is equal to or greater than the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 9. The Exercise Price of a Stock Appreciation Right granted in tandem with a Stock Option will be equal to the Exercise Price of the related Stock Option. The Committee will set forth the Exercise Price of a Stock Option or Stock Appreciation Right in the Award Agreement.

          (d) Duration of Stock Options. Each Stock Option and Stock Appreciation Right granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Stock Option or Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of its date of grant.

          (e) Timing of Exercise. Each Stock Option or Stock Appreciation Right granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions will be set forth in the applicable Award Agreement and need not be the same for each grant or for each Participant.

          (f) Payment of Stock Option Exercise Price. The Exercise Price of a Stock Option must be paid in full when the Stock Option is exercised. Share certificates will be registered and delivered only upon receipt of payment. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, postal or express money order, or other instrument acceptable to the Company. In addition, unless the Committee determines otherwise, payment of all or a portion of the Exercise Price may be made by:

     (1) Delivering a properly executed exercise notice to the Company or its agent, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds with respect to the portion of the Shares to be acquired having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid;

     (2) Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six (6) months, subject to paragraph (5) below, and that have a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Exercise Price being so paid;

     (3) Instructing the Company to withhold Shares that would otherwise be issued having a Fair Market Value on the date of exercise equal to the applicable portion of the Exercise Price being so paid (provided such withholding has been expressly authorized by the Committee); or

     (4) Any combination of the methods described in paragraphs (1), (2) and (3) above.

     (5) Notwithstanding the foregoing, the Committee, in consideration of applicable accounting standards, may waive any holding period on Shares required to tender pursuant to paragraph (2) or prohibit withholding pursuant to paragraph (3).

     (g) Exercise of Stock Appreciation Rights. Upon exercise, Stock Appreciation Rights may be redeemed for cash or Shares or a combination of cash and Shares, in the discretion of the Committee, and as described in the Award Agreement. Cash payments will be equal to the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price, for each Share for which a Stock Appreciation Right was exercised. If the Stock Appreciation Right is redeemed for Shares, the Participant will receive a number of whole Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise.

     (h) Certain Prohibitions. The following terms or actions shall not be permitted with respect to any Award of Stock Options or Stock Appreciation Rights:

     (1) No Repricing. Except as otherwise provided in Section 9, in no event will the Committee decrease the Exercise Price of a Stock Option or Stock Appreciation Right after the date of grant or cancel outstanding Stock Options or Stock Appreciation Rights and grant replacement Stock Options or Stock Appreciation Rights with a lower Exercise Price than that of the replaced Stock Options or Stock Appreciation Rights or other Awards or purchase underwater Stock Options from a Participant for cash or replacement Awards without first obtaining the approval of the Company's shareowners in a manner that complies with the rules of the New York Stock Exchange.

     (2) No Dividend Equivalents. The Committee shall not provide for the payment of Dividend Equivalents with respect to Stock Options or Stock Appreciation Rights.

     (3) No Reload Options. The Committee shall not grant Stock Options or Stock Appreciation Rights that have reload features under which the exercise of a Stock Option or Stock Appreciation Right by a Participant automatically entitles the Participant to a new Stock Option or Stock Appreciation Right.

     (4) No Additional Deferral Features. The Committee shall not grant Stock Options or Stock Appreciation Rights that have “additional deferral features” as described in Section 409A of the Code, thereby subjecting the Stock Option or Stock Appreciation Right to the requirements of Section 409A of the Code.

     (i) Termination of Directorship. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise a Stock Option or Stock Appreciation Right following termination of the Participant's service as an Eligible Director (whether by death, disability, retirement or any other reason). Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all Stock Options or Stock Appreciation Rights granted, and may reflect distinctions based on the reasons for termination.

8.     Regulatory Compliance and Listing

     The issuance or delivery of any Shares in settlement of an Award may be postponed by the Company for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of any national securities exchange and requirements under any other law or regulation applicable to the issuance or delivery of such Shares, and the Company shall not be obligated to issue or deliver any Shares if the issuance or delivery of such Shares shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

9.     Adjustment Upon Certain Changes

     (a) Shares Available for Grants. In the event of any change in the number of Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of Shares or similar corporate change, the maximum aggregate number of Shares with respect to which the Committee may grant Awards and the maximum aggregate number of Shares with respect to which the Committee may grant Awards to any individual Eligible Director in any calendar year shall be appropriately adjusted by the Committee. In the event of any change in the number of Shares outstanding by reason of any other similar event or transaction, the Committee may, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of Shares with respect to which Awards may be granted.

     (b) Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the shareowners of the Company, in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only on the Shares), or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company, the Committee shall equitably adjust the number of Shares subject to each outstanding Award and the Exercise Price per Share of each such Award.

     (c) Certain Mergers. Subject to any required action by the shareowners of the Company, in the event that the Company shall be the surviving corporation in any merger, consolidation or similar transaction as a result of which the holders of Shares receive consideration consisting exclusively of securities of such surviving corporation, the Committee shall have the power to adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of Shares subject to such Award would have received in such merger or consolidation.

     (d) Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving the Company in which the Company is not the surviving corporation or (iv) a merger, consolidation or similar transaction involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, subject to Section 409A of the Code to the extent applicable and otherwise in its sole discretion, have the power to:

     (1) cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each Share subject to such Award equal to the value, as determined by the Committee in its reasonable discretion, of such Award, provided that with respect to any outstanding Stock Option such value shall be equal to the excess of (A) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a Share as a result of such event over (B) the Exercise Price of such Stock Option; or

     (2) provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to, as appropriate, some or all of the property which a holder of the number of Shares subject to such Award would have received in such transaction and, incident thereto, make an equitable adjustment in accordance with US Department of Treasury Regulations §1.409A(b)(5)(v)(D) and as determined by the Committee in its reasonable discretion in the Exercise Price of the Award, or the number of Shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.

     (e) Other Changes. In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in subsections (b), (c) or (d), the Committee shall make equitable adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards.

     (f) No Other Rights. Except as expressly provided in the Plan, no Eligible Director shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award.”

10.     Termination or Amendment of the Plan

          (a) Amendment. The Board may at any time and from time to time alter or amend the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section 8), provided that, unless otherwise necessary to comply with applicable law, the rights of a Participant with respect to Awards granted prior to such alteration or amendment may not be impaired without the consent of such Participant and, further, that without the approval of the Company's shareowners, no amendment shall be made if shareowner approval is required by applicable law or in order to comply with the rules of the New York Stock Exchange or if such amendment materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Section 9).

          (b) Termination. The Plan will terminate upon the earlier of the following dates or events to occur:

     (1) the adoption of a resolution of the Board terminating the Plan; or

     (2) the 10th anniversary of the Effective Date.

          No Awards will be granted under this Plan after it has terminated. The termination of the Plan, however, will not alter or impair any of the rights or obligations of any person without consent under any Award previously granted under the Plan. After the termination of the Plan, any previously granted Awards will remain in effect and will continue to be governed by the terms of the Plan and the applicable Award Agreement.

11.     Nontransferability of Awards

          (a) No Award under the Plan will be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons will otherwise acquire any rights therein, except as provided below:

     (1) Any Award may be transferred by will or by the laws of descent or distribution;

     (2) The Committee may provide in the applicable Award Agreement that all or any part of an Award may, subject to the prior written consent of the Committee, be transferred to one or more of the following classes of transferees: (i) a family member; (ii) a trust for the benefit of a family member; (iii) a limited partnership whose partners are solely family members; or (iv) any other legal entity set up for the benefit of family members. For purposes of this subsection (b), with respect to a Participant, “family member” means the Participant and/or the Participant's spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews and grandnieces and grandnephews, including adopted, in-laws and step family members; or

     (3) With respect to Restricted Stock, Shares of Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered, provided, however, that Restricted Stock awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the Securities Act, or pursuant to an effective registration for resale under the Securities Act. For purposes of this clause (3), “affiliate” will have the meaning assigned to that term under Rule 144 of the Securities Act.

          (b) Except as otherwise provided in the applicable Award Agreement, any Stock Option or Stock Appreciation Right transferred by a Participant pursuant to Section 11(a)(2) above may be exercised by the transferee only to the extent that the Award would have been exercisable by the Participant had no transfer occurred. Any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and in the applicable Award Agreement. The Participant or the Participant's estate will remain liable for any withholding tax that may be imposed by any federal, state, or local tax authority, and the transfer of Shares upon exercise of the Award will be conditioned on the payment of any withholding tax. The Committee may, in its sole discretion, disallow all or a part of any transfer of an Award pursuant to Section 11(a)(2) above unless and until the Participant makes arrangements satisfactory to the Committee for the payment of any withholding tax. The Participant must immediately notify the Committee, in the form and manner required by the Committee, of any proposed transfer of an Award pursuant to Section 11(a)(2) and no such transfer will be effective until the Committee consents to the transfer in writing.

12.      Miscellaneous

          (a) No Implied Rights. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Company's shareowners.

          (b) Withholding of Taxes. The Company shall have the right to require, prior to the issuance or delivery of Shares in settlement of any Award, payment by the Participant of any taxes required by law with respect to the issuance or delivery of such Shares. Such amount may be paid in cash, in Shares previously owned by the Participant, by withholding a portion of the Shares that otherwise would be distributed to such Participant upon settlement of the Award or a combination of cash and Shares.

          (c) Code Section 83(b) Elections. The Company and the Committee have no responsibility for a Participant's election, attempt to elect or failure to elect to include the value of an Award of Restricted Stock or other Award subject to Section 83 of the Code in the Participant's gross income for the year of payment pursuant to Section 83(b) of the Code. Any

Participant who makes an election pursuant to Section 83(b) will promptly provide the Committee with a copy of the election form.

          (d) No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of a Stock Option or Stock Appreciation Right will impose no obligation upon the Participant to exercise the Award. The Company and the Committee have no obligation to inform a Participant of the date on which a Stock Option or Stock Appreciation Right lapses except in the Award Agreement.

          (e) No Rights as Shareowners. Except as expressly set forth in the Plan or the applicable Award Agreement, a Participant granted an Award under the Plan will have no rights as a shareowner of the Company with respect to the Award unless and until certificates for the Shares underlying the Award are registered in the Participant's name and delivered to the Participant. The right of any Participant to receive an Award by virtue of participation in the Plan will be no greater than the right of any unsecured general creditor of the Company.

          (f) Indemnification of Committee. The Company will indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person's estate, is or was a member of the Committee or a delegate of the Committee.

          (g) No Required Segregation of Assets. The Company will not be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

          (h) Governing Law. The Plan and all determinations made and actions taken under the Plan will be governed by the internal substantive laws, and not the choice of law rules, of the State of Delaware and construed accordingly, to the extent not superseded by applicable Federal law.

          (i) Severability. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability will not affect any other parts of the Plan, which will remain in full force and effect.

          (j) Code Section 409A. With respect to Awards subject to Section 409A of the Code, this Plan is intended to comply with the requirements of such Section, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Section and the related regulations, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award Agreement or Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Any reservation of rights or discretion by the Company or Committee hereunder affecting the payment of any Award subject to Section 409A of the Code will only be as broad as is permitted by Section 409A of the Code and any regulations thereunder.

SCHEDULE A

BOARD POLICY FOR NON-EMPLOYEE DIRECTOR EQUITY AWARDS

Grant of Restricted Stock. Each Eligible Director first elected or appointed to the Board before September 26, 2008 received a grant of 3,000 Shares of Restricted Stock effective as of the first date the Eligible Director was elected or appointed to the Board. The restrictions on Shares of Restricted Stock held by Participants who are non-employee directors of the Board on September 26, 2008 shall lapse upon the later to occur of (A) the first business day of the first open window period for trading of the Company’s securities occurring in 2009, or (B) the earliest of the Participant’s fifth anniversary of continuous service as a director of the Company, the director’s death or disability or the occurrence of a Change in Control (the “Restricted Period”). The Participant shall forfeit all Shares with respect to which such restrictions do not lapse at the end of the Restricted Period.

Grant of Restricted Units. Each Eligible Director first elected or appointed to the Board on or after September 26, 2008 will receive a grant of 3,000 Restricted Units effective as of the first date the Eligible Director is elected or appointed to the Board. The Restricted Units shall vest on the earliest of the Participant’s fifth anniversary of continuous service as a director of the Company, the Participant’s death or disability or the occurrence of a Change in Control. The Participant may defer receipt of payment of such Restricted Units on substantially the same terms and conditions as officers of the Company with respect to grants of restricted units they receive.

Grant of Stock Options. Each Eligible Director who continues in office following the Annual Meeting of Shareowners will receive a grant of 5,000 Stock Options with an Exercise Price equal to the Fair Market Value as of such date. The Stock Options will vest in cumulative installments of 25% on April 1 of the first year following the date of grant, an additional 25% on April 1 of the second and third years following the date of grant, and the remaining 25% on April 1 of the fourth year following the date of grant.